POWER OF ATTORNEY


	The undersigned, an executive officer of Alabama Power Company, hereby revokes any prior Power of Attorney regarding the Exchange Act of 1934, Section 16 filings and hereby makes, constitutes, and appoints William E. Zales, Jr. and
Ceila H. Shorts my agents and attorneys-in-fact, for the limited purpose of signing on my behalf, and causing to be filed with the Securities and Exchange
Commission, Initial Statement of Beneficial Ownership of Securities, Statement
of Changes in Beneficial Ownership and Annual Statement of Changes in Beneficial
Ownership, on Forms 3, 4 and 5, respectively, and Form ID, and any appropriate amendment or amendments thereto.

	This power of attorney shall remain in effect until my obligation to file the aforementioned reports as an officer of Alabama Power Company ceases, unless earlier revoked by me by written documents delivered to the Secretary of Alabama
Power Company.

	Signed this 6th day of August, 2010.




			/s/
		Philip C. Raymond